                                                               EXHIBIT 99.(g)(1)

                  EXHIBIT -- CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Schedule 14D-1 Tender Offer Statement of Zurn Industries, Inc. dated December 20, 1996 of our report dated May 16, 1996, except for the Subsequent Event note, as to which the date is June 27, 1996 included in Item 8 with respect to the consolidated financial statements and financial statement schedule incorporated by reference or included in the Annual Report on Form 10-K of Zurn Industries, Inc. for the year ended March 31, 1996.


                          /s/ Ernst & Young LLP


Erie, Pennsylvania
December 20, 1996